The Registrant requests effectiveness of this
                                Registration Statement upon filing in accordance
                                                               with Rule 462(a).

         As filed with the Securities & Exchange Commission on November 19, 1998
                                                  Registration No. 33-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            -------------------------

                                 CHRONIMED INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                                  41-1515691
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

                            -------------------------

                             10900 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343
                                 (612) 979-3600
          (Address and telephone number of principal executive offices)

                            -------------------------

                      CHRONIMED INC. 1999 STOCK OPTION PLAN
                            (Full title of the Plan)

                              Maurice R. Taylor, II
                             10900 Red Circle Drive
                           Minnetonka, Minnesota 55343
                                 (612) 979-3600
            (Name, address and telephone number of agent for service)

                            -------------------------

    Approximate date of proposed commencement of sales pursuant to the Plan:
     From time to time after this Registration Statement becomes effective.

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
     Title of            Amount         Proposed maximum        Proposed maximum         Amount of
   securities to          to be          offering price        aggregate offering      registration
   be registered       registered       per share (1)(2)          price (1)(2)            fee (2)
=======================================================================================================
Common Stock,          1,500,000            $10.594                $15,891,000            $4,418
  par value $.01

        ---------------------

        (1) Consists of an aggregate of 1,500,000 shares of Common Stock that may be optioned and sold under one or more offerings to be made from time to time under the Chronimed Inc. 1999 Stock Option Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares which may be offered or sold pursuant to the Plan as a result of the operation of the provisions of the Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

        (2) Estimated solely for purposes of computing the registration fee. In accordance with Rule 457(c) and (h), the price used is the average of the high and low sales prices of the Common Stock in the NASDAQ National Market as of November 13, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document containing the information specified in Part I of Form S-8 will be distributed to persons who receive options under the Chronimed Inc. 1999 Stock Option Plan (the "Plan").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-19952), are incorporated by reference in this registration statement:

                (a) The Company's Annual Report on Form 10-K for the year ended July 3, 1998;

                (b) All other reports and documents filed by the Company under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the filing of the most recent Annual Report on Form 10-K; and

                (c) The description of the Company's stock contained in the Company's Registration Statement on Form 8-A declared effective by the Commission as of March 19, 1992.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        The class of securities to be offered under the Plan is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the newly issued securities offered pursuant to this Registration Statement will be passed upon by Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel to the Company.

        As of November 4, 1998, attorneys in the law firm of Gray, Plant, Mooty, Mooty & Bennett, P.A. beneficially owned an aggregate of approximately $190,000 of common stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Minnesota Statutes, Section 302A.521 provides that a Minnesota business corporation may indemnify any director, officer, employee or other representative of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

        In addition, Article VII of the Company's Articles of Incorporation eliminates certain personal liability of the directors of the Company for monetary damages for certain breaches of directors' fiduciary duties as permitted by Minnesota Statutes, Section 302A.251. Indemnification Agreements between the Company and each of its directors and officers provide for indemnification to the fullest extent allowed under Minnesota law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8. EXHIBITS

Exhibit No.                         Description
-----------                         -----------

4.1                Specimen Form of Common Stock Certificate (1)

4.2                Chronimed Inc. 1999 Stock Option Plan (2)

5.1                Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1               Consent of Ernst & Young LLP

23.2               Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
                   (contained in Exhibit 5.1 of this Registration Statement).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

--------------------

(1) Incorporated by reference to the exhibits filed with the Company's Registration Statement filed on Form S-1 (Reg. No. 33-45644).

(2) Incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K for the year ended July 3, 1998.

ITEM 9. UNDERTAKINGS

        (a) Rule 415 Offering.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings Incorporating Subsequent Exchange Act Documents by
Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 18th day of November, 1998.

                                    CHRONIMED INC.


                                    By /s/ Maurice R. Taylor, II
                                       -----------------------------------------
                                           Maurice R. Taylor, II
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maurice R. Taylor, II and Norman A. Cocke, and each or either one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                     Capacity                     Date
           ---------                     --------                     ----

/s/ Maurice R. Taylor, II      President, Chief Executive      November 18, 1998
-------------------------      Officer (Principal Executive
Maurice R. Taylor, II          Officer) and Chairman


/s/ Norman A. Cocke            Senior Vice President and       November 18, 1998
-------------------            Treasurer (Principal Financial
Norman A. Cocke                and Accounting Officer)


/s/ Henry F. Blissenbach       Director                        November 18, 1998
------------------------
Henry F. Blissenbach, Pharm.D.

/s/ John Howell Bullion        Director                        November 18, 1998
-----------------------
John Howell Bullion


/s/ John H. Flittie            Director                        November 18, 1998
-------------------
John H. Flittie


/s/ Charles V. Owens, Jr.      Director                        November 18, 1998
-------------------------
Charles V. Owens, Jr.


/s/ Travers H. Wills           Director                        November 18, 1998
--------------------
Travers H. Wills

                                INDEX TO EXHIBITS


EXHIBIT                                                                     PAGE
-------                                                                     ----

 4.1        Specimen Form of Common Stock Certificate(1)                     --

 4.2        Chronimed Inc. 1999 Stock Option Plan(2)                         --

 5.1        Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.             10

23.1        Consent of Ernst & Young LLP                                     11

23.2        Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
            (Exhibit 5.1 to this Registration Statement)                     10

24.1        Power of Attorney (included on the signature page of this
            Registration Statement)                                           7

-------------------

(1) Incorporated by reference to the Company's Registration Statement filed on Form S-1 (Reg. No. 33-45644).

(2) Incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K for the year ended July 3, 1998.